Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT
Dated December 17, 2012
AMONG
FELCOR LODGING LIMITED PARTNERSHIP,
FELCOR LODGING TRUST INCORPORATED,
SUBSIDIARY GUARANTORS NAMED HEREIN,
and
J.P. MORGAN SECURITIES LLC

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2012, among FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”), FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (the “Company”), the Subsidiary Guarantors (as defined below) and J.P. Morgan Securities LLC on its own behalf and as representative of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers”).
This Agreement is made pursuant to the Purchase Agreement dated as of December 12, 2012, among the Operating Partnership, the Company, the Subsidiary Guarantors and the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Operating Partnership to the Initial Purchasers of $525,000,000 aggregate principal amount of 5.625% Senior Secured Notes due 2023 of the Operating Partnership (the “Notes”) to be issued pursuant to the Indenture (as defined below).
The Company and the Subsidiary Guarantors (together, the “Guarantors”) will unconditionally guarantee the Notes(the “Guarantees”) on a senior basis. Unless the context otherwise requires, reference in this Agreement to a “Note,” an “Exchange Note,” or a “Registrable Note” shall include a reference to the related Guarantee. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Operating Partnership and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights with respect to the Notes set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.
Upon the Fortress Payoff (as defined in the Purchase Agreement), the Post-Closing Guarantors (as defined in the Purchase Agreement) will execute a Purchase Agreement Joinder (as defined in the Purchase Agreement) and a Supplemental Indenture (as defined in the Purchase Agreement) by which the Post-Closing Guarantors will assume obligations under the Indenture and unconditionally guarantee the Notes on a senior basis. In addition, the Purchase Agreement requires that such Post-Closing Guarantors execute a joinder to this Agreement substantially in the form of Exhibit A hereto (the “Registration Rights Joinder Agreement”) whereby the Post-Closing Guarantors will become a party to this Agreement. For the avoidance of doubt upon the execution of a Registration Rights Joinder Agreement, all references to Subsidiary Guarantors shall be deemed to include the Post-Closing Guarantors.
In consideration of the foregoing, the parties hereto agree as follows:
1.    Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.
“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.
“Company” shall have the meaning set forth in the preamble to this Agreement.
“Exchange Notes” shall mean Notes issued by the Operating Partnership under the Indenture containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from December 17, 2012, (ii) the Exchange Notes will not contain restrictions on transfer and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) and to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.
“Exchange Offer” shall mean the exchange offer by the Operating Partnership and the Guarantors of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.
“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.
“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Guarantors” means the Company and the Subsidiary Guarantors.
“Holder” shall mean any Initial Purchaser, for so long as it owns any Registrable Notes, and its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).
“Indenture” shall mean the Indenture relating to the Notes dated as of December 17, 2012 among the Operating Partnership, U.S. Bank , National Association, as trustee and collateral agent, and the Subsidiary Guarantors party thereto as may be amended by the Supplemental Indenture and as may be further amended or supplemented from time to time in accordance with the terms thereof.
“Initial Purchasers” shall have the meaning set forth in the preamble to this Agreement.
“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder,

Registrable Notes held by the Operating Partnership or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.
“Notes” shall have the meaning set forth in the second paragraph of this Agreement.
“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.
“Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
“Purchase Agreement” shall have the meaning set forth in the second paragraph of this Agreement.
“Registrable Notes” shall mean the Notes other than the Exchanges Notes; provided, however, that a Note shall cease to be a Registrable Note (i) when a Registration Statement with respect to such Note shall have been declared effective under the 1933 Act and such Note shall have been disposed of pursuant to such Registration Statement or (ii) when such Note shall have ceased to be outstanding.
“Registrar” shall mean U.S. Bank National Association, as registrar under the Indenture.
“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Operating Partnership, the Company and the Subsidiary Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Operating Partnership, the Company and the Subsidiary Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Operating Partnership and the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than reasonable fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.
“Registration Statement” shall mean any registration statement of the Operating Partnership and the Guarantors that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“SEC” shall mean the Securities and Exchange Commission.
“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
“Shelf Registration Statement” shall mean a “shelf” registration statement of the Operating Partnership and the Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes (but no other Notes unless approved by the Holders whose Registrable Notes are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“Subsidiary Guarantors” shall mean each of (i) FelCor/CSS Holdings, L.P., a Delaware limited partnership, (ii) FelCor Lodging Holding Company, L.L.C., a Delaware limited liability company, (iii) FelCor TRS Borrower 4, L.L.C., a Delaware limited liability company, (iv) FelCor TRS Holdings, L.L.C., a Delaware limited liability company, (v) FelCor Canada Co., a Nova Scotia unlimited liability company, (vi) FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, (vii) FelCor Copley Plaza, L.L.C., a Delaware limited liability company, (viii) FelCor St. Pete (SPE), L.L.C., a Delaware limited liability company, (ix) FelCor Esmeralda (SPE), L.L.C., a Delaware limited liability company, (x) Los Angeles International Airport Hotel Associates, a Texas limited partnership, (xi) Madison 237 Hotel, L.L.C., a Delaware limited liability company, (xii) Royalton 44 Hotel, L.L.C., a Delaware limited liability company, (xiii) FelCor Milpitas Owner, L.L.C., a Delaware limited liability company, (xiv) FelCor Baton Rouge Owner, L.L.C., a Delaware limited liability company, (xv) FelCor Dallas Love Field Owner, L.L.C., a Delaware limited liability company and (xvi) each other entity that becomes a Subsidiary Guarantor in accordance with the terms of the Indenture.

“Trustee” shall mean the trustee with respect to the Notes under the Indenture.
“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Notes are sold to an Underwriter (as hereinafter defined) for reoffering to the public.
2.    Registration Under The 1933 Act. (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Operating Partnership and the Guarantors shall cause to be filed after the Closing Date an Exchange Offer Registration Statement covering the offer by the Operating Partnership and the Guarantors to the Holders to exchange all of the Registrable Notes for Exchange Notes, use their commercially reasonable efforts to have such Registration Statement declared effective by the SEC, and to have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer. The Operating Partnership and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use their commercially reasonable efforts to have the Exchange Offer consummated not later than 180 days after the Closing Date. The Operating Partnership and the Guarantors shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:
(i)    that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Notes validly tendered will be accepted for exchange;
(ii)    the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the “Exchange Dates”);
(iii)    that any Registrable Note not tendered will remain outstanding and continue to accrue interest in accordance with the terms of the Notes, but will not retain any rights under this Agreement;
(iv)    that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letters of transmittal, to the institution and at the address located in the Borough of Manhattan, The City of New York, specified in the notice prior to the close of business on the last Exchange Date; and
(v)    that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address located in the Borough of Manhattan, The City of New York, specified in the notice a telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Notes exchanged.

As soon as practicable after the last Exchange Date, the Operating Partnership shall:
(i)    accept for exchange Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and
(ii)    deliver, or cause to be delivered, to the Registrar for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Operating Partnership and issue, and cause the Trustee or the authenticating agent to promptly authenticate and mail to each Holder, an Exchange Note equal in principal amount to the principal amount of the Registrable Notes surrendered by such Holder.
The Operating Partnership and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Operating Partnership shall inform the Initial Purchasers, if requested by the Initial Purchasers, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.
(b)    In the event that (i) the Operating Partnership determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated on or prior to 180 days after the Closing Date, or (iii) in the opinion of counsel for the Initial Purchasers a Registration Statement must be filed and a Prospectus must be delivered by the Initial Purchasers in connection with any offering or sale of Registrable Notes, the Operating Partnership and the Guarantors shall cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Operating Partnership, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes and use their commercially reasonable efforts to have such Shelf Registration Statement declared effective by the SEC. In the event the Operating Partnership and the Guarantors are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Operating Partnership and the Guarantors shall file and use their commercially reasonable efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Initial Purchasers after completion of the Exchange Offer. The Operating Partnership and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date that is one year after the first date on which such Shelf Registration Statement becomes effective or such earlier date when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Operating Partnership and the Guarantors further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Operating Partnership and the Guarantors for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Operating Partnership agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.
(c)    The Operating Partnership and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.
(d)    An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume. As provided for in the Indenture, in the event that the Exchange Offer is not consummated, and if a Shelf Registration Statement is required hereby, the Shelf Registration Statement is not declared effective on or prior to 180 days after the Closing Date, the interest rate on the Notes (and the Exchange Notes) will increase by 0.5% per annum until the Exchange Offer is consummated or a Shelf Registration Statement is declared effective.
(e)    Without limiting the remedies available to the Initial Purchasers and the Holders, the Operating Partnership and the Guarantors acknowledge that any failure to comply with their respective obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the respective obligations of the Operating Partnership and the Guarantors under Section 2(a) and Section 2(b) hereof.
3.    Registration Procedures. In connection with the obligations of the Operating Partnership and the Guarantors with respect to the Registration Statements pursuant to

Section 2(a) and Section 2(b) hereof, the Operating Partnership and the Guarantors shall as expeditiously as possible:
(a)    prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Operating Partnership and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;
(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchanges Notes;
(c)    in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Operating Partnership and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;
(d)    use their commercially reasonable efforts to register or qualify the Registrable Notes under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the FINRA and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that none of the Operating Partnership or any Guarantor shall be required to (i) qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d),

(ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction that it is already not so subject;
(e)    in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to such Registration Statement and Prospectus or for additional information after such Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of such Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Operating Partnership and the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in any material respect or if the Operating Partnership receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective such that such Registration Statement or the related Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading and (vi) of any determination by the Operating Partnership and the Guarantors that a post-effective amendment to such Registration Statement would be appropriate;
(f)    make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;
(g)    in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);
(h)    in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Notes;
(i)    in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) or (vi) hereof, use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration

Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Operating Partnership and the Guarantors agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus upon receipt of such notice until the Operating Partnership and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;
(j)    a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel, upon request, (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Operating Partnership and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object;
(k)    cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
(l)    in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Notes, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, the Operating Partnership and their subsidiaries, and cause the respective officers, directors and employees of the Operating Partnership and the Guarantors to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;
(m)    in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Notes to be listed on any securities exchange or any automated system on which similar securities issued by the Operating Partnership or the Guarantors are then listed if requested by the Majority Holders, to the extent such Registrable Notes satisfy applicable listing requirements;
(n)    use their commercially reasonable efforts to cause the Exchange Notes or Registrable Notes, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);
(o)    if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement in order to accurately reflect information regarding such Holder or such Holder's plan of distribution as required by such Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such required information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Operating Partnership has received notification of the matters to be incorporated in such filing; and
(p)    in the case of a Shelf Registration, use their commercially reasonable efforts to enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Notes being sold) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Notes with respect to the business of the Company, the Operating Partnership and their subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings (but in no event more onerous to the Company, the Operating Partnership and the Subsidiary Guarantors than those contained in the Purchase Agreement), and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company, the Operating Partnership and the Subsidiary Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Notes covering the matters customarily covered in opinions requested in Underwritten Offerings (but in no event more onerous to the Company, the Operating Partnership and the Subsidiary Guarantors than those opinions required in the Purchase Agreement), (iii) obtain “cold comfort” letters from the independent certified public accountants of the Company and the Operating Partnership (and, if necessary, any other certified public accountant of any subsidiary of the Company or the Operating Partnership, or of any business acquired by the Company or the Operating Partnership for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with Underwritten Offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold or the Underwriters, and which are customarily delivered in Underwritten Offerings, to evidence the continued validity of the representations and warranties of the Company, the Operating Partnership and the Subsidiary Guarantors made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.
In the case of a Shelf Registration Statement, the Operating Partnership may require each Holder of Registrable Notes to furnish to the Operating Partnership such information regarding such Holder and the proposed distribution by such Holder of such Registrable Notes as the Operating Partnership may from time to time reasonably request in writing.
In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Operating Partnership of the happening of any event of the kind described in Section 3(e)(v) or (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Operating Partnership, such Holder will deliver to the Operating Partnership (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. The Operating Partnership may suspend the availability of any Shelf Registration Statement for not more than two times during any 365 day period and any such suspensions may not exceed 30 days for each suspension. If the Operating Partnership shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Operating Partnership and the Guarantors shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Operating Partnership and the Guarantors shall have made available to the Holders copies of the supplemented or amended Prospectus necessary to resume such dispositions.
The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering; provided that the Company, the Operating Partnership and the Subsidiary Guarantors shall be required to use their commercially reasonable efforts to make an Underwritten Offering only upon the request of Holders of at least 25% of the Registrable Notes outstanding at the time such request is delivered to the Operating Partnership. In the case of any Underwritten Offering, the Operating Partnership shall (x) provide written notice to the Holders of all Registrable Notes of such Underwritten Offering at least 30 days prior to the filing of a prospectus for such Underwritten Offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which each such Holder must inform the Operating Partnership of its intent to participate in such Underwritten Offering and (z) include reasonable procedures that are customary to underwritten offerings of the type contemplated herein that such Holder must follow in order to participate in such Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (each, an “Underwriter” and, collectively, the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Notes included in such offering and shall be approved by the Operating Partnership, which approval shall not be unreasonably withheld.
4.    Participation of Broker-Dealers In Exchange Offer. (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchanges Notes.
The Operating Partnership and the Guarantors understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.
(b)    In light of the above, notwithstanding the other provisions of this Agreement, the Operating Partnership and the Guarantors agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:
(i)    None of the Company, the Operating Partnership or any Subsidiary Guarantor shall be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Operating Partnership or the Guarantors to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

(ii)    the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Operating Partnership by the Initial Purchasers or with the reasonable request in writing to the Operating Partnership by one or more broker-dealers who certify to the Initial Purchasers, the Operating Partnership and the Guarantors in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Operating Partnership and the Guarantors shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be J.P. Morgan Securities LLC unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.
(c)    The Initial Purchasers shall have no liability to the Company, the Operating Partnership or the Subsidiary Guarantors or any Holder with respect to any request that it may make pursuant to Section 4(b) above.
5.    Indemnification and Contribution. (a) The Company, the Operating Partnership and each Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each Holder and each person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Initial Purchaser, any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Operating Partnership and the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser or any Holder furnished to the Operating Partnership and the Guarantors in writing by such Initial

Purchaser or such Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company, the Operating Partnership and each Subsidiary Guarantor will also indemnify the Underwriters, if any, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.
(b)    Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, the Subsidiary Guarantors, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company, the Operating Partnership, the Subsidiary Guarantors, the Initial Purchasers and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company, the Operating Partnership and each Subsidiary Guarantor to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company and the Operating Partnership in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party does not, within a reasonable period of time after request of such indemnified party, retain counsel to represent such indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all persons, if any, who control the Initial Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (B) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Operating Partnership, the Subsidiary Guarantors, their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Company, the Operating Partnership and the Subsidiary Guarantors within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and persons who control the Initial Purchasers, such firm shall be designated in writing by J.P. Morgan Securities LLC. In such case involving the Holders and such persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Operating Partnership. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (B) does not include any statements as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)    If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Operating Partnership, the Subsidiary Guarantors and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership and the Subsidiary Guarantors or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective number of Registrable Notes of such Holder that were registered pursuant to a Registration Statement.
(e)    The Company, the Operating Partnership, the Subsidiary Guarantors and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any Holder or any person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, the Operating Partnership, the Subsidiary Guarantors, their respective officers or directors or any person controlling the Company, the Operating Partnership or the Subsidiary Guarantors, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.
6.    Miscellaneous.
(a)    No Inconsistent Agreements. None of the Company, the Operating Partnership or the Subsidiary Guarantors has entered into, and on or after the date of this Agreement will enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the other issued and outstanding securities of the Company, the Operating Partnership and the Subsidiary Guarantors under any such agreements.
(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Operating Partnership has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

(c)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Operating Partnership by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, the Operating Partnership or the Subsidiary Guarantors initially at the Operating Partnership's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).
All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if faxed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.
(d)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company, the Operating Partnership or the Subsidiary Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
(e)    Purchases and Sales of Notes. The Company shall not, and shall use its commercially reasonable efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Notes other than Notes acquired and cancelled.
(f)    Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, the Operating Partnership and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
(g)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(h)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(i)    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
(j)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FELCOR LODGING TRUST INCORPORATED

By:	/s/ Bianca Sandoval Green
	Name:	Bianca Sandoval Green
	Title:	Vice President and Associate General Counsel

FELCOR LODGING LIMITED PARTNERSHIP

	By:	FelCor Lodging Trust Incorporated, General Partner

By:	/s/ Bianca Sandoval Green
	Name:	Bianca Sandoval Green
	Title:	Vice President and Associate General Counsel

FELCOR CANADA CO.

FELCOR/CSS HOLDINGS, L.P.

By:	FelCor/CSS Hotels, L.L.C.,
General Partner

FELCOR COPLEY PLAZA, L.L.C.

FELCOR ESMERALDA (SPE), L.L.C.

FELCOR HOTEL ASSET COMPANY, L.L.C.

FELCOR LODGING HOLDING COMPANY, L.L.C.

FELCOR ST. PETE (SPE), L.L.C.

FELCOR TRS BORROWER 4, L.L.C.

FELCOR TRS HOLDINGS, L.L.C.

LOS ANGELES INTERNATIONAL AIRPORT HOTEL ASSOCIATES, A TEXAS LIMITED PARTNERSHIP

By:	FelCor/LAX Holdings, L.P.,
General Partner

	By:	FelCor/LAX Hotels, L.L.C.,
General Partner

By:	/s/ Bianca Sandoval Green
	Name:	Bianca Sandoval Green
	Title:	Vice President and Associate General Counsel

MADISON 237 HOTEL, L.L.C.

ROYALTON 44 HOTEL, L.L.C.

FELCOR MILPITAS OWNER, L.L.C.

FELCOR BATON ROUGE OWNER, L.L.C.

FELCOR DALLAS LOVE FIELD OWNER, L.L.C.

By:	/s/ Bianca Sandoval Green
	Name:	Bianca Sandoval Green
	Title:	Vice President and Associate General Counsel

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date hereof by:
J.P. MORGAN SECURITIES LLC
For itself and on behalf of the several Initial Purchasers listed on Schedule A hereto

By:	/s/ Kenneth A. Lang
	Name:	Kenneth A. Lang
	Title:	Managing Director

Schedule A
J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Scotia Capital (USA) Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Credit Suisse Securities (USA) LLC

Fifth Third Securities, Inc.

REGISTRATION RIGHTS AGREEMENT JOINDER AGREEMENT
[ ], 2012
Reference is hereby made to the Registration Rights Agreement, dated as of December 17, 2012 (the “Registration Rights Agreement”), by and among FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”), FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (the “Company”), the Subsidiary Guarantors (as defined therein) and J.P. Morgan Securities LLC on its own behalf and as representative of the other Initial Purchasers named in Schedule A thereto (collectively, the “Initial Purchasers”) relating to the Operating Partnership's 5.625% Senior Secured Notes due 2023 (the “Securities”). Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.
1. Joinder of the Guarantor. The undersigned hereby absolutely, unconditionally and irrevocable agrees as a Subsidiary Guarantor to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “ Subsidiary Guarantor” therein and as if such party executed the Registration Rights Agreement on the date thereof.
2. Representations. Each of the undersigned hereby, jointly and severally, represents and warrants that this Joinder Agreement has been duly authorized, executed and delivered and constitutes the valid and binding obligation of each of the undersigned, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.
3. Governing Law. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.
4. Counterparts. This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
6. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.
[Post-Closing Guarantors]

By:
Name:
Title:

Acknowledged By:

By: J.P. Morgan Securities LLC

By:
Name:
Title:

Acting on behalf of itself
and as the Representative of
the several Initial Purchasers